UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2012

Digital Domain Media Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-35325	27-0449505
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Tradition Studio, 10250 SW Village Parkway, Port St. Lucie, Florida	34987
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 345-8000

8881 South US Highway One, Port St. Lucie, Florida  34952

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

Effective January 10, 2012, Digital Domain Media Group, Inc., a Florida corporation (the “Registrant”), issued to certain shareholders of Digital Domain Institute, Inc., a Florida corporation (“DDI”), which is a subsidiary of the Registrant, an aggregate of 519,188 shares of common stock of the Registrant in exchange for an aggregate of 625,000 shares of common stock of DDI, pursuant to exchange rights previously granted to such shareholders of DDI under share exchange option agreements entered into among DDI, the Registrant and each of such shareholders.

Effective January 16, 2012, the Registrant issued to another shareholder of DDI an aggregate of 519,188 shares of common stock of the Registrant in exchange for an aggregate of 625,000 shares of common stock of DDI, pursuant to exchange rights previously granted to such shareholder of DDI under a share exchange option agreement entered into among DDI, the Registrant and such shareholder.

All of the above-described shares of the Registrant’s common stock issued to certain shareholders of DDI are included in the 2,699,776 shares of the Registrant’s common stock potentially issuable to shareholders of DDI party to share exchange option agreements with DDI and the Registrant, as described in the Registrant’s Rule 424(b)(4) prospectus, filed with the Securities and Exchange Commission on November 21, 2011, including under the caption “Prospectus Summary — The Offering”.

These issuances of shares of common stock of the Registrant were effected in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Domain Media Group, Inc.

Dated: January 17, 2012	By:	/s/ Edwin C. Lunsford, III
Edwin C. Lunsford, III
Senior Vice President and
General Counsel